UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2024

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 28, 2024, the Board of Directors of the general partner (the “General Partner”) of Black Stone Minerals, L.P. (the “Partnership”) and Evan Kiefer, Senior Vice President, Chief Financial Officer, and Treasurer of the General Partner, agreed that Mr. Kiefer would depart his current roles at the general partner effective May 28, 2024. Mr. Kiefer is expected to enter into a separation, release, and consulting agreement with the Partnership.

The Board of Directors has appointed Taylor DeWalch as Senior Vice President and Chief Financial Officer of the General Partner and Dawn Smajstrla as Treasurer of the General Partner, effective May 28, 2024. Mr. DeWalch, 35, has over 12 years of experience in the oil and gas industry, mostly as an engineer. He joined the Partnership in February 2023 as Director, Strategy & Asset Development and was promoted to Vice President, Corporate Strategy & Development of the general partner in February 2024. Mr. DeWalch worked as a Senior Reservoir Engineer at Callon Petroleum, Inc. from 2022 until he joined Black Stone. He had previously served in multiple roles at Unitex Oil and Gas from 2018 to 2022, including Vice President of Reservoir Engineering, and in various engineering capacities at Anadarko Petroleum from 2012 to 2018. He graduated from Louisiana State University with a Bachelor’s in Petroleum Engineering. In connection with his appointment, Mr. DeWalch’s base pay was increased to $310,000, and his weighted-average short-term-incentive target was adjusted to approximately $250,000. Mr. DeWalch is the son of Mark DeWalch, a director of the General Partner.

The Partnership expects that Mr. DeWalch will enter into a severance agreement with Black Stone Natural Resources Management Company, in a form substantially similar to those entered into by the other Senior Vice Presidents, Carrie Clark and Steve Putman. That agreement will provide for the payment of cash severance payments and benefits in the event Mr. DeWalch’s employment is terminated under certain circumstances, but he has not yet entered into the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C.,
its general partner

Date: May 28, 2024	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary